UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2014 (February 17, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On February 17, 2014 (the "Execution Date"), Magellan Petroleum Corporation (the "Company") and its subsidiaries Magellan Petroleum Australia Pty Ltd ("MPA"), Magellan Petroleum (N.T.) Pty. Ltd. ("MPNT"), and Jarl Pty. Ltd. ("Jarl") entered into a Share Sale and Purchase Deed (the "Sale Deed") with Central Petroleum Limited and Central Petroleum PVD Pty. Ltd (collectively, "Central") for the sale of the Company's interests in MPNT and other assets associated with MPA's Palm Valley and Dingo gas fields ("Palm Valley" and "Dingo," respectively) to Central in exchange for AUD $35.0 million in consideration and the potential for additional bonus consideration (the "Transaction").
Pursuant to the terms of the Sale Deed, MPA will sell to Central all of the outstanding shares of MPNT, the Company's wholly owned subsidiary through MPA that owns undivided interests in the production and retention licenses corresponding to the Palm Valley and Dingo gas fields. MPA will also sell certain personal property associated with the Palm Valley and Dingo gas fields. In exchange, Central will pay to the Company consideration of AUD $35.0 million in cash and stock of Central. Of this consideration, AUD $20.0 million is payable in cash and AUD $15.0 million is payable in Central stock upon transaction completion ("Completion"). The cash consideration will be paid in two tranches: AUD $15.0 million at Completion and AUD $5.0 million (the "Second Installment") on or before April 15, 2014. Completion is expected to occur no later than March 31, 2014, and is subject to certain customary completion conditions.
Central is a Brisbane, Australia based, ASX-listed junior exploration and production company that operates the largest holding of prospective onshore acreage in Australia. Central's assets include significant holdings in the Amadeus Basin that immediately surround the Palm Valley and Dingo gas fields. Pursuant to the terms of the Sale Deed, the AUD $15.0 million of consideration in the form of Central stock will result in the issuance to MPA of approximately 39.5 million shares of Central on the Completion date, representing an approximate 11% pro forma ownership in Central's common stock as of today's date. Further information on Central can be found on Central's website at the URL www.centralpetroleum.com.au. Information on Central's website is not incorporated by reference into this report and should not be considered part of this report.
The Sale Deed also includes the following key terms:

•
Bonus consideration. The Company will be entitled to receive 25% of the revenues generated at the Palm Valley gas field from gas sales when the volume-weighted gas price realized at Palm Valley exceeds AUD $5.00/Gigajoule ("GJ") and AUD $6.00/GJ for the first 10 years following Completion and for the following 5 years, respectively, with such prices to be escalated in accordance with the Australian CPI. Between the third and fifth anniversaries of Completion, inclusive, the Company may seek from Central a one-time payment (the "Bonus Discharge Amount") corresponding to the present value, assuming an annual discount rate of 10%, of any expected remaining bonus payments in exchange for foregoing future bonus payments. If the Company receives the Bonus Discharge Amount, bonus payments and the Bonus Discharge Amount shall not exceed AUD $7.0 million.

•
Reimbursement of Dingo development costs. At Completion, Central will reimburse the Company for all third-party expenditures the Company has incurred on the development of the Dingo gas field since October 1, 2013, less AUD $485,000.

•
Business office and equipment leases and contracts. Upon Completion or as soon as reasonably practical thereafter, MPA and/or its subsidiaries will assign, and Central will assume, all business property and business equipment leases and all third-party contracts relevant to the operations at the Palm Valley and Dingo gas fields, including the Company's office leasehold in Brisbane, Australia.

•
Conditions precedent to Completion. Completion is conditional upon customary conditions, including consents to change in control from key third-party customers; the accuracy at Completion of buyer and seller warranties in the Sale Deed; and the absence of material adverse changes affecting the Company or Central since the Execution Date.

•
Security for Completion and the Second Installment. As partial security for Completion, the Company is entitled to two deposit banker's undertakings (the "Banker's Undertakings") each in the amount of AUD $1.0 million. The Company is entitled to draw on both Banker's Undertakings if the Sale Deed is terminated due to the default of Central, unless default can be attributed to Central's inability to draw on its acquisition financing facilities at Completion, in which case the Company is entitled to draw on one of the Banker's Undertakings. Following Completion, the Banker's Undertakings will remain in effect and serve as partial security for the Second Installment until such installment is paid. Following Completion, as additional security for the Second Installment, the Company will also be entitled to draw on a third Banker's Undertaking in the amount of AUD $1.5 million, raising the Company's total security for the Second Installment to AUD $3.5 million.

•
Central board representation. Upon Completion, the Company will be entitled to appoint one director (the "Seller Director") to Central's board of directors (the "Central Board") to serve until the next general shareholder meeting of Central. Thereafter, and until such time as the Company no longer holds at least 22,000,000 shares in Central or 5% of Central's outstanding common stock, Central shall use all reasonable endeavors to procure the re-election of the Seller Director or his replacement. The Company intends to nominate J. Thomas Wilson, President and Chief Executive Officer of the Company, to serve as the first Seller Director.

•
Mereenie Bonus. The Company will retain its rights to receive any and all bonuses (the "Mereenie Bonus") payable by Santos Ltd ("Santos") and contingent upon production at the Mereenie oil and gas field, which is situated to the west of Palm Valley and Dingo, achieving certain threshold levels. The Mereenie Bonus was established in 2011 pursuant to the terms of an asset swap agreement between the Company and Santos for the sale of the Company's interest in Mereenie to Santos and the Company's purchase of the interests of Santos in the Palm Valley and Dingo gas fields.

The foregoing description of the Sale Deed does not purport to be complete and is qualified in its entirety by the complete Sale Deed and the related Escrow Agency Deed, which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.05    Costs Associated with Exit or Disposal Activities.
With respect to the Transaction contemplated by the Sale Deed reported under Item 1.01 above, the Company expects to incur approximately AUD $1.0 million in transaction-related legal, M&A, and tax advisory fees and up to AUD $2.0 million in wind-down expenses, which primarily consist of employee severance payments. The Company does not expect to incur material tax charges as a result of the Transaction.

Item 7.01    Regulation FD Disclosure.
On February 18, 2014, the Company issued a press release announcing the Sale Deed. A copy of that press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
This report contains or incorporates forward looking statements that involve risks and uncertainties. The words "expect," "will," "shall," and similar expressions are intended to identify forward looking statements. No assurance can be given that the results expressed or implied in any forward looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among these risks and uncertainties are: (i) risks regarding the completion of the Sale Deed and whether the Company will realize the expected benefits from the Sale Deed; and (ii) other risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and subsequent Quarterly Reports on Form 10-Q. Forward looking statements in this report speak only as of the date of this report, and the Company undertakes no obligation to update or revise such statements except as required by securities laws.
The Sale Deed is not intended to be, and should not be relied upon as, including disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Sale Deed contains representations and warranties by the Company and Central, which were made only for purposes of that agreement and as of specified dates. The representations, warranties, and covenants in the Sale Deed were made solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed or furnished as part of this report:
Exhibit

No.	Description

10.1*
Share Sale and Purchase Deed dated February 17, 2014, between Magellan Petroleum Australia Pty Ltd, Magellan Petroleum (N.T) Pty. Ltd., Magellan Petroleum Corporation, Jarl Pty. Ltd., Central Petroleum PVD Pty. Ltd, and Central Petroleum Limited.

10.2*	Escrow Agency Deed dated February 17, 2014, between Magellan Petroleum Australia Pty Ltd and Central Petroleum PVD Pty. Ltd.

99.1**	Press Release of Magellan Petroleum Corporation dated February 18, 2014.
*        Filed herewith.
**    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

February 18, 2014